Exhibit 23.1


                   CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Current Report on Form 8-K/A of our report dated May 29, 1998, relating to the supplemental consolidated financial statements of Main Street Bancorp, Inc. for each of the years in the three year period ended December 31, 1997.



                               /s/ Beard & Company, Inc.

                               BEARD & COMPANY, INC.



Reading, Pennsylvania
June 19, 1998